April 28, 2006


Ms. Sarah Holmes
Brown Brothers Harriman & Co.
40 Water Street
Boston, MA  02109

         Re:      First Investors Life Series International Securities Fund
                  ---------------------------------------------------------

Dear Ms. Holmes:

     Please be advised that the International Securities Fund, a series of First Investors Life Series Fund, a Massachusetts business trust, will be reorganized as a series, also named International Securities Fund, of a Delaware statutory trust operating under the name First Investors Life Series Funds on April 28, 2006. First Investors Life Series Funds is the successor in interest to First Investors Life Series Fund under each of the Custodian Agreement dated March 8, 1990, as amended June 21, 2001, with Brown Brothers Harriman & Co. and the 17f-5 Delegation Schedule dated June 21, 2001.



                                               Very truly yours,

                                               FIRST INVESTORS LIFE SERIES FUND


                                               By: /s/ Kathryn S. Head
                                                   -----------------------------
                                                       Kathryn S. Head
                                                       President